                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-KA

                      Amendment to Application or Report
                 Filed Pursuant to Section 12, 13 or 15 (d) of
                      The Securities Exchange Act of 1934

                        Nobel Education Dynamics, Inc.
              (Exact Name of Registrant as Specified in Charter)

                                Amendment No. 1

          The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K (date of earliest event reported September 1 , 1995) dated November 14, 1995, as set forth in the pages attached hereto:

Item 8    Financial Statements and Exhibits
------    ---------------------------------

          A.   Pro Forma Financial Information

               1. Pro Forma Combined Statements of Operations of Registrant, Carefree Learning Centers, Inc., Keystone Real Estate Development Company, Inc. and Educo, Inc. for the year ended December 31, 1994 and nine months ended September 30, 1995 (Unaudited).

               2.     Notes to the Pro Forma Combined Financial Statements.

          B.   Exhibits

               1. Balance Sheet and Income Statement for Educo, Inc. for the year ended August 31, 1994 (including unaudited information for the nine month period ending May 31,
                      1995).

                        NOBEL EDUCATION DYNAMICS, INC.
                               AND SUBSIDIARIES
                    PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements include the accounts of Nobel Education Dynamics, Inc. and subsidiaries (the Company), Carefree Learning Centers, Inc., Keystone Real Estate Company, Inc. and Educo, Inc. The acquisition of Carefree Learning Centers, Inc. was completed in March 1995. The acquisition of Keystone Real Estate Development Company, Inc. (the related real estate company) was completed in June 1995. The acquisition of Educo, Inc. was completed on September 1, 1995. Such pro forma combined financial statements assume that the acquisitions were accounted for as purchase at the beginning of the respective period for the combined statements of operations.

The pro forma combined financial statements are unaudited, but in the opinion of management, all adjustments necessary to present fairly such pro forma combined financial statements have been made.

These pro forma combined financial statements should be read in connection with the related notes thereto and in connection with the historical financial statements of the Company, Carefree Learning Centers, Inc., Keystone Real Estate Development Company, Inc. and Educo, Inc., either incorporated herein by reference or included. The pro forma combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred as of the beginning of the respective periods, nor do they purport to indicate the results of future operations of the Company.

NOBEL EDUCATION DYNAMICS, INC., CAREFREE LEARNING CENTERS, INC., KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC. AND EDUCO, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(UNAUDITED)

                                                                                CAREFREE
                             REGISTRANT    CAREFREE    KEYSTONE     EDUCO,INC.  PRO FORMA
                             HISTORICAL   HISTORICAL  HISTORICAL    HISTORICAL  ADJUSTMENTS
                             ----------   ----------  ----------    ----------  -----------

REVENUES                     30,765,128      945,206     204,652     4,498,035

OPERATING EXPENSES           24,918,719      848,581     112,117     3,784,768     (196,076) A
                           -------------------------------------------------------------------
SCHOOL  OPERATING PROFIT      5,846,409       96,625      92,535       713,267      196,076

GENERAL & ADMINISTRATIVE
EXPENSES                      2,973,863      105,751       3,869       436,149      (84,918) B
                           -------------------------------------------------------------------
OPERATING INCOME              2,872,546       (9,126)     88,666       277,118      280,994

INTEREST EXPENSE              1,213,746       27,920     100,505        (7,008)      28,420  C

OTHER INCOME (LOSS)             (92,038)      11,337       8,333

MINORITY INTEREST IN
INCOME OF SUBSIDIARY             65,330
                           -------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES    1,685,508      (48,383)    (20,172)      284,126      252,574

INCOME TAX (BENEFIT)
EXPENSE                      (1,614,900)     (14,492)     (4,003)      119,333      104,468
                           -------------------------------------------------------------------
NET INCOME                    3,300,408      (33,891)    (16,169)      164,793      148,106

PREFERRED STOCK DIVIDENDS       145,288            0           0             0            0

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS           3,155,120      (33,891)    (16,169)      164,793      148,106
                           ===================================================================
PRIMARY EARNINGS PER SHARE         0.71

FULLY DILUTED EARNINGS PER
SHARE                              0.55

WEIGHTED AVERAGE  NUMBER
OF SHARES

PRIMARY                       4,485,939

FULLY DILUTED                 5,984,299



                            KEYSTONE              EDUCO, INC.
                            PRO FORMA              PRO FORMA      PRO FORMA
                           ADJUSTMENTS            ADJUSTMENTS      COMBINED
                           -----------            -----------      --------

REVENUES                      (204,652)  F           (453,260)   K    35,755,109

OPERATING EXPENSES             (39,810)  G           (338,945)   L    29,089,354
                           -----------------------------------------------------
SCHOOL  OPERATING PROFIT      (164,842)              (114,315)         6,665,755

GENERAL & ADMINISTRATIVE
EXPENSES                                 H           (206,917)  M     3,227,797
                           ----------------------------------------------------
OPERATING INCOME              (164,842)                92,602         3,437,958

INTEREST EXPENSE                40,735   I            120,000   N     1,524,318

OTHER INCOME (LOSS)             (8,333)                                 (80,701)

MINORITY INTEREST IN
INCOME OF SUBSIDIARY                                                     65,330
                           ----------------------------------------------------
INCOME (LOSS) BEFORE TAXES    (197,244)               (27,398)        1,929,011

INCOME TAX (BENEFIT)
EXPENSE                        (78,898)  J             19,992   O    (1,468,500)
                           ----------------------------------------------------
NET INCOME                    (118,346)               (47,390)        3,397,511

PREFERRED STOCK DIVIDENDS                                               145,288

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS           (118,346)               (47,390)        3,252,223
                           ====================================================
PRIMARY EARNINGS PER SHARE                                                 0.72

FULLY DILUTED EARNINGS PER
SHARE                                                                      0.57

WEIGHTED AVERAGE  NUMBER
OF SHARES

PRIMARY                                                               4,485,939

FULLY DILUTED                                                         5,984,299


             SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

NOBEL EDUCATION DYNAMICS, INC., CAREFREE LEARNING CENTERS, INC., KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC. AND EDUCO, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994
(UNAUDITED)

                                                                                CAREFREE
                             REGISTRANT   CAREFREE     KEYSTONE     EDUCO, INC. PRO FORMA
                             HISTORICAL  HISTORICAL   HISTORICAL    HISTORICAL  ADJUSTMENTS
                             ----------  ----------   ----------    ----------  -----------

REVENUES                     34,371,501   4,446,210      614,809     5,370,911

OPERATING EXPENSES           28,160,537   3,832,743      333,258     4,607,505     (563,341)  A
                           --------------------------------------------------------------------
SCHOOL  OPERATING PROFIT      6,210,964     613,467      281,551       763,406      563,341

GENERAL & ADMINISTRATIVE
EXPENSES                      2,896,076     746,377       16,328       435,005     (621,377)  B
                           --------------------------------------------------------------------
OPERATING INCOME              3,314,888    (132,910)     265,223       328,401    1,184,718

INTEREST  EXPENSE             1,222,971      (3,566)     292,019       (17,080)     170,569   C

OTHER INCOME (LOSS)             106,960      (8,500)                    (9,092)       8,500   D

MINORITY INTEREST IN
INCOME OF SUBSIDIARY             83,491
                           --------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES    1,901,466    (120,844)     (26,796)      354,573    1,005,649

INCOME TAX (BENEFIT)
EXPENSE                        (438,300)    (21,450)       5,386       159,238      422,846   E
                           --------------------------------------------------------------------
NET INCOME                    2,339,766     (99,394)     (32,182)      195,335      582,803

PREFERRED STOCK DIVIDENDS       198,555           0            0             0

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS           2,141,211     (99,394)     (32,182)      195,335      582,803
                           ====================================================================
PRIMARY EARNINGS PER SHARE         0.52

FULLY DILUTED EARNINGS PER
SHARE                              0.48

WEIGHTED AVERAGE  NUMBER
OF SHARES

PRIMARY                       4,019,675

FULLY DILUTED                 5,037,002




                              KEYSTONE        EDUCO, INC.
                              PRO FORMA        PRO FORMA       PRO FORMA
                             ADJUSTMENTS      ADJUSTMENTS      COMBINED
                             -----------      -----------      --------

REVENUES                        (614,809)  F                    44,188,622

OPERATING EXPENSES              (171,049)  G      100,000   L   36,299,653
                             ---------------------------------------------
SCHOOL  OPERATING PROFIT        (443,760)        (100,000)       7,888,969

GENERAL & ADMINISTRATIVE
EXPENSES                         (16,328)  H     (277,480)  M    3,178,601
                             ---------------------------------------------
OPERATING INCOME                (427,432)         177,480        4,710,368

INTEREST  EXPENSE                131,881   I      160,000   N    1,956,794

OTHER INCOME (LOSS)                                                 97,868

MINORITY INTEREST IN
INCOME OF SUBSIDIARY                                                83,491
                             ---------------------------------------------
INCOME (LOSS) BEFORE TAXES      (559,313)          17,480        2,572,215

INCOME TAX (BENEFIT)
EXPENSE                         (223,725)  J       46,992   O       49,013
                             ---------------------------------------------
NET INCOME                      (335,588)         (29,512)       2,621,228

PREFERRED STOCK DIVIDENDS                                          198,555

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS             (335,588)         (29,512)       2,422,673
                             =============================================
PRIMARY EARNINGS PER SHARE                                            0.61

FULLY DILUTED EARNINGS PER
SHARE                                                                 0.52

WEIGHTED AVERAGE  NUMBER
OF SHARES

PRIMARY                                                          4,019,675

FULLY DILUTED                                                    5,037,002



             SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                        NOBEL EDUCATION DYNAMICS, INC.

                Notes to Pro Forma Combined Financial Statements


1.   Basis of Presentation

     The pro forma combined financial statements include the accounts and results of the Company, Carefree Learning Centers, Inc., Keystone Real Estate Development Company, Inc. and Educo, Inc. as if the acquisitions had been consummated as of the beginning of the 12 months ended December 31, 1994 and nine month period ended September 30, 1995.

     The Company acquired certain assets and liabilities of Carefree Learning Centers, Inc. from Pennsylvania Blue Shield on March 10, 1995 for $500,000 in cash and a subordinated promissory note of the Company in the principal amount of approximately $1,585,000 and the assumption of certain other liabilities of Carefree in the amount of $360,000

     The Company subsequently acquired certain assets and liabilities of Keystone Real Estate Development Company, Inc. for cash of $1.5 million, a subordinated promissory note of $630,000, and the refinancing of the existing mortgages totaling $3,567,300 as of June 2, 1995.

     On September 1, 1995 the Company acquired all of the outstanding shares of common stock of Educo, Inc. The purchase price for the stock consisted of
     (i) $2,000,000 in cash and (ii) an agreement to issue and deliver to the Educo stockholders an aggregate 312,500 shares (after reverse split) of the Company's Common Stock on January 15, 1996. The cash portion of the purchase price was financed with proceeds of the Term Loan with a bank.


2.   Pro Forma Adjustments

     Combined Statements of Operations - Carefree Learning Centers, Inc.
     -------------------------------------------------------------------

     A. To eliminate rent totaling $614,809 and $204,652 in the 12 month and 9 month periods, respectively, due to the acquisition of Keystone Real Estate Development Company, Inc., which owned the real estate of Carefree Learning Centers, Inc., offset by amortization of goodwill totaling $51,468 and $8,576 for the 12 and 9 month periods or net savings of $563,341 and 196,076 for the two periods.

     B. The following represents adjustments to general and administrative expenses of the acquired companies that have been or will have been implemented by management. These adjustment assume that management's actions were carried out at the beginning of the periods presented and only give effect to those items that are factually supportable.

                                                                            12 Month         Nine
                                                                             Period         Month
                                                                                            Period
                                                                          ------------      ----------------
          Eliminate corporate expenses of Carefree; the Company
             closed the office                                               (746,377)          (105,751)

          Additional Regional Manager and related costs
             benefits, car, postage etc.                                       95,000             15,833

          Additional accounting clerk and benefits                             30,000              5,000


                                                                          ------------      ----------------
                    Total                                                    (621,377)           (84,918)
                                                                          ============      ================

          In conjunction with the Carefree acquisition, Bluegrass Real Estate Company, a subsidiary of the Company, subsequently acquired the Keystone Real Estate Company.

     C. To record interest expense related to cash of $500,000 and subordinated promissory note


                                                                            12 Month         Nine
                                                                             Period         Month
                                                                                            Period
                                                                          ------------      ----------------
          $500,000 at a 10% interest rate                                     50,000               8,333

          $1,507,111 at a 8% interest rate                                   120,569              20,087

                                                                           ------------       --------------
               Total                                                         170,569              28,420
                                                                          =============       ==============

          Note:  Prime was assumed to be 8.5%

     D.   To eliminate other income totaling $8,500 for the 12 month period.

     E. To tax effect adjustments using an estimated 40% tax rate (excluding non-deductible goodwill).


     Statement of Operations - Keystone Real Estate Development Company, Inc.
     ------------------------------------------------------------------------

     F.   To eliminate intercompany revenues of rental income.

     G. To eliminate Keystone's expenses of salaries/wages and charges from Pennsylvania Blue Shield.:


                                                                                12 Month      Nine
                                                                                 Period      Month
                                                                                             Period
                                                                               ----------    ----------
          Salaries/Wages                                                          144,594      36,477

          Professional fees                                                        12,600           0

          Occupancy                                                                 7,815       1,248

          Pennsylvania Blue Shield                                                  6,040       2,085
                                                                               -----------   ----------
               Total                                                              171,049      39,810
                                                                               ===========   ==========

     H. To eliminate general and administrative expenses. Additions for Keystone are included in Carefree's pro forma adjustments..

     I.   To adjust interest expense:


                                                                                  12 Month     Nine
                                                                                   Period     Month
                                                                                              Period
                                                                                ------------- --------------
          $1,500,000 at a 10% interest rate                                        150,000         49,950

          $612,180 at a 8% interest rate                                            48,974         16,323

          $2,647,178 at a 8.5% interest rate (amortized
          payments)                                                                224,926         74,967
                                                                                ------------- --------------
               Total                                                               423,900        141,240

          Less: Amounts recorded                                                  (292,019)      (100,505)
                                                                                -------------  --------------
               Interest Expense Adjustment                                         131,881         40,735
                                                                                =============  ==============

     J. To tax effect adjustments using an estimated 40% tax rate (excluding non-deductible goodwill).

     Statement of Operations - Educo, Inc.
     -------------------------------------


     K. To adjust one months activity in the nine month period as a result of the different reporting cycle of Educo and the timing of the acquisition.

              Revenue                             (453,260)
              Operating Expense                    413,945


     L. To record estimated goodwill amortization related to the approx. $4 million excess of purchase price over fair value of tangible net assets totaling $100,000 and $75,000 for the 12 and nine month periods.


     M. The following represents adjustments to general and administrative expenses of the acquired companies that have been or will have been implemented by management. These adjustment assume that management's actions were carried out at the beginning of the periods presented and only give effect to those items that are factually supportable.




                                                                    12 Month           Nine
                                                                     Period           Month
                                                                                      Period
                                                                   -----------      -----------
          Eliminate corporate expenses of Educo; the Company
          closed the office                                          (307,480)       (229,417)

          Additional accounting clerk and benefits                     30,000          22,500

                                                                   -----------      -----------
               Total                                                 (277,480)       (206,917)
                                                                   ===========      ===========

     N. To adjust interest expense to reflect the additional $2 million bank debt incurred to finance the acquisition. Using an estimated 8% interest rate such adjustments are $160,000 and $120,000 for the 12 and nine month periods, respectively.


     O. To tax effect adjustments using an estimated 40% tax rate (excluding non-deductible goodwill).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Nobel Education Dynamics, Inc.
                                        (Registrant)


Date:  November 14, 1995                By:  A. J. Clegg
                                             ---------------------------
                                             Chairman, President and CEO


Date:  November 14, 1995                By:  Yvonne DeAngelo
                                             ---------------------------
                                             Controller and Secretary

                              EDUCO INCORPORATED

                                   ________



                             FINANCIAL STATEMENTS

                        for year ended August 31, 1994
                     (including unaudited information for
                   the nine month period ending May 31,1995)
                                   ________

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of
 Educo Incorporated:

          We have audited the accompanying consolidated balance sheet of Educo Incorporated as of August 31, 1994 and the related statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Educo Incorporated as of August 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 6, 1995

                              EDUCO INCORPORATED
                                BALANCE SHEETS

                                   ________

                                                        August 31,         May 31, 1995
                                                          1994              (Unaudited)
                                                      ---------------    -----------------
Cash                                                   $  645,600           $    643,322
Accounts receivable, less allowance for
doubtful  accounts of $ 10,338                             79,948                 18,831

Notes receivable                                           27,009                 15,315
Prepaid and other current  assets                          68,217                 81,106
                                                      ---------------    -----------------
     Current Assets                                       820,774                758,574

Property and equipment, at cost                         1,360,202              1,304,499
Accumulated depreciation                                 (891,111)              (930,388)
                                                      ---------------    -----------------
Property and equipment, net                               469,091                374,111
Cash surrender value of life insurance                    159,486                159,486
Deposits and other assets                                  24,210                 19,567
                                                      ---------------    -----------------
     Total Assets                                      $1,473,561            $ 1,311,738
                                                      ===============    =================

                               LIABILITIES AND SHAREHOLDERS' EQUITY

Current portion of long-term obligations               $   31,979            $      -
Accounts payable and other current liabilities            337,419                149,351
Deferred Income                                           473,010                345,933
Income taxes payable                                      104,858                129,147
                                                      ---------------    -----------------
     Total Current Liabilities                            947,266                624,431

Long-term obligations                                       3,781                   -

Commitments and Contingencies

Shareholders' equity:
Common stock, no par value, 1,000                             100                    100
Additional paid-in capital                                  7,301                  7,301
Retained earnings                                         515,113                679,906
                                                      ---------------    -----------------
    Total shareholders' equity                            522,514                687,307
                                                      ---------------    -----------------
    Total liabilities and shareholders' equity         $1,473,561            $ 1,311,738
                                                      ===============    =================

    The accompanying notes are an integral part of the financial statements.

                              EDUCO INCORPORATED

                             STATEMENTS OF INCOME

                                  __________

                                                                    Nine Months
                                                     Year Ended    Ended May 31,
                                                      August 31,       1995
                                                         1994       (Unaudited)
                                                      ----------    -----------
Revenues                                              $5,370,911    $4,498,035
                                                      ----------    ----------
Operating Expenses:
  Center operating costs                               4,607,505     3,784,768
  General and administrative expenses                    435,005       436,149
                                                      ----------     ---------
                                                       5,042,510     4,220,917
                                                      ----------     ---------
Operating Income                                         328,401       277,118
                                                      ----------    ----------
Other
  Interest income, net of expense                         17,080         7,008
  Other income                                             9,092          -
                                                      ----------    ----------

Income before  income taxes                              354,573       284,126

Income tax expense                                       159,238       119,333
                                                      ----------    ----------

Net income                                            $  195,335    $  164,793
                                                      ==========    ==========



   The accompanying notes are an integral part of the financial statements.

                              EDUCO INCORPORATED

                           STATEMENTS OF CASH FLOWS

                      for the year ended August 31, 1994

                 and the unaudited period ending May 31, 1995


                                                                                       Nine months
                                                                                          ended
                                                                    Year ended         May 31, 1995
                                                                  August 31, 1994       (Unaudited)
                                                                  ----------------     ------------
Cash flows from operating activities:
      Net income                                                      $ 195,335             164,793
      Items not affecting cash flows:
        Depreciation                                                     60,378              39,277
        Bad debts                                                        10,388                 -

Changes in current assets and current liabilities
      relating to operating activites:
   (Increase) decrease in accounts receivable                           343,995              61,117
   (Increase) decrease in other receivables                              47,296                 -
   (Increase) decrease in deferred revenue                             (322,342)           (127,077)
   (Increase) decrease in prepaid expenses                               15,839               3,340
   Increase (decrease) in accounts payable and accrued liabilities      (15,545)           (191,849)
   Increase (decrease in provisions for income taxes                    104,858              24,289
   Increase (decrease) in deposits and other assets                         (53)            (11,586)
                                                                       --------            --------
      Net cash provided from/(used by) operating activities             440,149             (37,696)

Cash flows from investing activities:
   (Purchases)/ Dispositions of property and equipment                 (135,062)             59,484
   Repayment of notes receivable                                         35,279              11,694
   (Increase) in cash surrender value of Life Ins.                      (13,015)                -
   Decrease in investment                                                14,350                 -
                                                                       --------            --------
      Cash flows provided from/(used by) investing activities           (98,448)             71,178

Cash flow from financing activities:
   Decrease in notes payable                                             (6,330)            (35,760)
   Payment of dividends                                                (225,000)                -
                                                                       --------            --------
      Cash flows used by financing activities                          (231,330)            (35,760)

Net Increase (decrease) in cash                                         110,371              (2,278)

Cash, beginning of year                                                 535,229             645,600
                                                                       --------            --------
Cash, end of year                                                     $ 645,600           $ 643,322
                                                                      =========           =========

    The accompanying notes are an integral part of the financial statements.

                              EDUCO  INCORPORATED

                      STATEMENTS OF SHAREHOLDERS' EQUITY


                                            Additional
                     Common Stock  Paid-In   Paid-in     Retained
                        Amount     Shares    Capital     Earnings     Total
                     ------------  -------  ----------   ---------  ----------

September 1, 1993         $100        100    $7,301      $ 544,778   $ 552,179

Net income                 -          -        -           195,335     195,335
Less: Dividends            -          -        -          (225,000)   (225,000)
                          ----        ---    ------       ---------   ---------

August 31, 1994            100        100     7,301        515,113     522,514

Net income (unaudited)     -          -        -           164,793     164,793
                          ----        ---    ------       ---------   ---------

May 31, 1995 (unaudited)  $100        100    $7,301      $ 679,906   $ 687,307
                          ====        ===    ======       =========   =========



   The accompanying notes are an integral part of the financial statements.

                              EDUCO INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   _________



1.  Summary of Significant Accounting Policies and Company Background

               EDUCO Incorporated ("Educo"), a privately held Maryland corporation, was founded in 1963. Educo is currently comprised of eight owned schools and two schools operated in partnership with Valschool, Inc. of Virginia Beach (VB Joint Venture).

         Principles of Consolidation
         ---------------------------

               The consolidated financial statements include the accounts of Educo and the VB Joint Venture. All significant intercompany balances and transactions have been eliminated.

         Recognition of Revenues
         -----------------------

               Revenue is recognized as the services are performed. Expenses associated with opening new centers are charged to expense as incurred.

         Property and Equipment
         ----------------------

               Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a tax basis which approximates GAAP over the estimated useful lives of the related assets as follows:

               Leasehold improvements and        The shorter of the lease-
                 assets under capital lease     hold period or useful life
               Furniture and equipment          3 to 5 years
               Automobiles                       5 years

               Maintenance, repairs and minor renewals are expensed as incurred. Upon retirement or other disposition of buildings and furniture and equipment, the cost of the items and the related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

                              EDUCO INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   _________



         Income Taxes
         ------------

               The Company records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes which requires an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized in income in the period of enactment. A valuation allowance is recorded based on the uncertainty regarding the ultimate realizability of future deferred tax assets.

         Interim Financial Information
         -----------------------------

               The financial statements for the nine months ended May 31, 1995 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) which the Company feels are necessary for a fair presentation of the financial position, operating results and cash flows for that period. Results of interim periods are not indicative of results for the entire year.

2.  Property and Equipment


           The balances of major property and equipment classes are as follows:

                                                August 31,
                                                  1994
                                               -----------
           Leasehold improvements               $  541,593
           Furniture and equipment                 818,609
                                                ----------

                                                 1,360,202

           Accumulated depreciation               (891,111)
                                                ----------
                                                $  469,091
                                                ==========

                              EDUCO INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   _________



3.  Long-Term Obligations

               Long-term obligations consists of various notes payable bearing interest rates ranging from 8% to 12%. These notes were all paid prior to the acquisition of the Company (see Note 9).



4.  Accounts Payable and Other Current Liabilities

               Accounts payable and accrued expenses were as follows:

                                                     August 31,
                                                        1994
                                                    -----------
    Accounts payable and accrued expenses             $163,114
    Accrued payroll and  related items                 145,418
    Other liabilities                                   16,427
                                                      --------

    Total accounts payable and other liabilities      $324,959
                                                      ========

                              EDUCO INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   _________




5.  Lease Obligations

               Future minimum rentals, for the real properties utilized by the Company by year and in the aggregate, under noncancelable operating leases, consisted of the following at August 31, 1994:

         1995                 $752,705
         1996                  689,950
         1997                  659,970
         1998                  659,970
         1990                  659,970
         2000 and
         Thereafter          2,973,865
                            ----------

         Total              $6,396,430
                            ==========

    Total rent expense for the year ended August 31, 1994 totaled approximately $693,000. In connection with the acquisition (see Note 9) the leases were subsequently renegotiated.

6.  Income Taxes

            Taxes currently payable:
                                                 Year ended
                                               August 31, 1994
                                               ----------------
            Federal                               $ 120,117
            States                                   48,143
                                                    -------

                                                   $168,260
                                                   ========

                              EDUCO INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   _________



               The difference between the actual income tax rate and the statutory federal income tax rate is attributable to the following:

                                          August 31,
                                             1994
                                         -----------
    U.S. federal statutory rate              35%

    State taxes, net of federal
     tax benefit                              7%

    Other                                     3%
                                             ---
                                             45%
                                             ===

               Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and amounts as measured by tax laws, such differences for the Company are immaterial.

7.  Commitments

     At August 31, 1994, the Company along with others was a guarantor of
indebtedness owed by landlords of six of the Company's leased facilities.   All
such guarantees were released on the acquisition date (See Note 9) except for a $170,000 Small Business Administration loan which was assumed by the acquirer, Nobel Education Dynamics Inc.

8.  Defined Contribution Plan

    The Company sponsors a defined contribution plan for eligible employees. Contributions to the plan are based upon hours worked during the plan year and participants may make voluntary contributions to the plan up to 16% of their salary in the employees choice of an equity fund, a balanced fund or a fixed income fund. The company matches employees contributions up to 4%. Vesting accumulates ratably over a 5 year period. Total 401-K expense for the year ended August 31, 1994 amounted to approximately $33,000.